EXHIBIT 99


FOR IMMEDIATE RELEASE                   Park Bancorp, Inc.         July 31, 2003
                                        Contact: David A. Remijas
                                        President/CEO
                                        (630) 969-8900

                          Park Bancorp, Inc. announces
                          Second Quarter 2003 Earnings
                           Quarterly Dividend Declared

Chicago, IL - Park Bancorp, Inc., (NASDAQ-PFED), the holding company for Park Federal Savings Bank, announced earnings for the second quarter ended June 30, 2003.

Park Bancorp, Inc. also announced that the Board of Directors has declared a cash dividend of $.15 per share of common stock for the quarter ended June 30, 2003. The dividend will be payable on August 29, 2003 to shareholders of record on August 15, 2003. This is the nineteenth consecutive quarterly dividend paid to shareholders.

Net income for the three months ended June 30, 2003 was $395,000, or $.36 per share, as compared to $653,000, or $.58 per share, for the same period in 2002.

Net interest income before provision for loan losses decreased to $1.7 million for the three months ended June 30, 2003 from $1.9 million for the corresponding three months in 2002. For the three months ended June 30, 2003, total interest income was $3.3 million, a decrease from $3.8 million for the corresponding three-month period in 2002, due to a decrease in yield. Total interest expense decreased to $1.6 million for the three months ended June 30, 2003, from $1.9 million for the three months ended June 30, 2002, due to a decrease in the cost of funds.

Non-interest income decreased to $222,000 for the quarter ended June 30, 2003, from $360,000 for the quarter ended June 30, 2002. This decrease was attributable to a decrease of income from the sale of investments and land adjacent to a branch office.

Non-interest expense increased to $1.3 million for the quarter ended June 30, 2003, compared to $1.2 million for the corresponding three month period in 2002, due to higher compensation costs.

Total assets at June 30, 2003 were $272.1 million, compared to $263.7 million at March 31, 2003. The largest increase was in cash and cash equivalents, which was due to an increase in deposits and Federal Home Loan Bank advances that have not yet been redeployed into loans or securities.

The loan portfolio increased to $150.0 million at June 30, 2003, from $149.4 million at March 31, 2003. The increase was due to an increase in origination of single-family loans. Non-performing assets at June 30, 2003 increased to $684,000, or .25% of assets, from $289,000, or .11% of assets, at March 31, 2003.

Deposit accounts increased to $175.0 million at June 30, 2003, from $172.3 million at March 31, 2003. The increase was primarily in checking accounts, money market accounts and certificates of deposits.

Borrowings increased to $61.1 million at June 30, 2003 from $58.4 million at March 31, 2003. The increase was due to increases in Federal Home Loan Bank advances offset by a decrease in repurchase agreements.

Stockholders' equity at June 30, 2003 was $30.0 million, which is equivalent to 11.02% of total assets. Book value at June 30, 2003 was $27.18 per share. The increase in stockholders' equity from March 31, 2003 was attributable to net income for the Company and unrealized gain on securities available-for-sale offset by dividends paid.

Park Federal Savings Bank was founded in 1921 and operates three offices in the Chicago area.



                           Forward-Looking Information
                           ---------------------------

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company's loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, the possible short-term dilutive effect of potential acquisitions, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

                               PARK BANCORP, IND.
                  CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited
      Dollars in thousands (except for book value and earnings per share)

SELECTED FINANCIAL DATA:                                  June 30, 2003          March 31, 2003          December 31, 2002
                                                          -------------          --------------          -----------------
Total assets                                                   $272,068                $263,729                   $251,532
Loans receivable, net                                           149,961                 149,357                    147,993
Interest bearing deposits                                        34,074                  33,437                     21,889
Securities and other interest-earning assets                     73,875                  68,461                     68,440
Deposits                                                        175,007                 172,277                    163,968
Borrowings                                                       61,101                  58,384                     54,262
Total stockholders' equity                                       29,980                  29,568                     29,894
Book value per share1                                             27.18                   26.90                      26.52

Non-accrual loans                                              $    629                $    234                   $    235
Real estate owned                                                    55                      55                         55
Non-performing assets                                               684                     289                        290
Non-performing assets to total assets                              .25%                    .11%                       .12%
Allowance for loan loss                                        $    582                $    579                   $    574
Allowance for loan loss to gross loans receivable                  .39%                    .38%                       .37%

(1) Book value per share represents stockholders' equity divided by outstanding shares exclusive of unearned ESOP shares.

                               PARK BANCORP, IND.
                  CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited
      Dollars in thousands (except for book value and earnings per share)

                                                    Three Months      Three Months       Six Months       Six Months
                                                       Ended             Ended             Ended            Ended
SELECTED OPERATING DATA:                           June 30, 2003     June 30, 2002     June 30, 2003    June 30, 2002
                                                   -------------     -------------     -------------    -------------
Interest income                                          $ 3,264          $  3,810          $  6,723         $  7,466
Interest expense                                           1,594             1,922             3,218            4,008
                                                   -------------     -------------     -------------    -------------
Net interest income before provision for
  loan losses                                              1,670             1,888             3,505            3,458
Provision for loan losses                                      0                35                 0               50
                                                   -------------     -------------     -------------    -------------
Net interest income after provision for
  loan losses                                              1,670             1,853             3,505            3,408
Non-interest income                                          222               360               462              695
Non-interest expense                                       1,304             1,234             2,649            2,411
                                                           -----             -----             -----            -----
Income before income taxes                                   588               979             1,318            1,692
Income tax expense                                           193               326               434              548
                                                   -------------     -------------     -------------    -------------
Net income                                               $   395          $    653          $    884         $  1,144
                                                   =============     =============     =============    =============

SELECTED PERFORMANCE RATIOS:
Return on average assets                                   0.59%             1.07%             0.67%            0.94%
Return on average equity                                   5.32%             9.40%             5.96%            8.28%
Average equity to average assets                          11.10%            11.36%            11.31%           11.33%
Equity to total assets at end of period                   11.02%            11.64%            11.02%           11.64%
Average interest rate spread                               2.41%             2.91%             2.59%            2.64%
Net interest margin                                        2.63%             3.22%             2.82%            2.97%
Average interest-earning assets to
  average interest-bearing liabilities                   108.63%           109.45%           108.79%          109.45%
Non-interest expense to average assets                     1.95%             2.02%             2.02%            1.98%
Efficiency ratio                                          68.92%            54.89%            66.78%           58.05%